Exhibit 99.1

Civista Bancshares, Inc. Announces Strong 2016 Earnings

Sandusky, Ohio, January 27, 2017 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income available to common shareholders of $3.3 million, or $0.33 per diluted share, for the fourth quarter of 2016, compared with $2.8 million, or $0.29 per diluted share, for the prior year period. For the twelve-month period ended December 31, 2016, Civista reported net income available to common shareholders of $15.7 million, or $1.57 per diluted share, compared to $11.2 million, or $1.17 per diluted share, for the same period in 2015. Civista’s 2016 twelve-month performance included the second quarter receipt of a payoff on a non-performing loan which resulted in a credit provision of $1.3 million and additional interest income of $919 thousand. These two items approximated $1.5 million in income after-tax, or approximately $0.13 per diluted share.

“While 2015 was spent integrating and digesting an acquisition, 2016 was a year of organic growth and operational improvements. Our growth in the loan portfolio for the year was 5.4%. Our mortgage banking business produced a record for the most loans originated and sold. Asset quality continued to improve with a reduction in non-performing assets of 11.8%. Noninterest income expanded 13.0% and noninterest expenses increased a mere 2.1%, which equals the inflation rate for 2016.” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the fourth quarter of 2016 increased $397 thousand, or 3.3% compared to the same period of 2015 and increased $2.9 million, or 6.0%, in 2016 compared to 2015. For the three and twelve-month periods ended December 31, an increase in average loans outstanding primarily contributed to the increase in interest income compared to 2015. Tax equivalent net interest margin was 4.05% for the fourth quarter, compared to 4.09% for the same period a year ago, and 3.93% for the twelve months ended December 31, 2016, compared to 3.96% in 2015. Net interest margin was benefited supported in 2016 by the impact of additional interest income recovered due to the payoff on a non-performing loan previously mentioned. The recovery resulted in approximately seven basis points of additional net interest margin.

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Twelve months ended December 31,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,025,908	$47,186	4.60%	$981,475	$44,784	4.57%
Securities	213,496	5,985	3.59%	211,436	5,815	3.46%
Interest-bearing deposits	82,225	396	0.48%	44,647	102	0.23%

Total interest earning assets	$1,321,629	$53,567	4.18%	$1,237,558	$50,701	4.23%

Liabilities
Int-bearing demand and savings	$566,589	$470	0.08%	$543,986	$422	0.08%
Time deposits	209,093	1,526	0.73%	223,099	1,665	0.75%
FHLB advances and other borrowings	79,391	1,312	1.65%	95,132	1,222	1.28%

Total interest-bearing liabilities	$855,073	$3,308	0.39%	$862,217	$3,309	0.38%

Noninterest-bearing deposits	$434,601			$340,360

Net interest income and interest rate spread		$50,259	3.79%		$47,392	3.84%
Net interest margin			3.93%			3.96%

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended December 31,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,044,121	$11,875	4.53%	$996,861	$11,513	4.59%
Securities	211,458	1,512	3.62%	212,463	1,459	3.47%
Interest-bearing deposits	19,349	20	0.41%	9,473	4	0.17%

Total interest earning assets	$1,274,928	$13,407	4.31%	$1,218,797	$12,976	4.36%

Liabilities
Int-bearing demand and savings	$572,092	$126	0.09%	$542,255	$107	0.08%
Time deposits	216,457	390	0.72%	214,167	392	0.73%
FHLB advances and other borrowings	73,012	333	1.81%	111,481	316	1.13%

Total interest-bearing liabilities	$861,561	$849	0.39%	$867,903	$815	0.37%

Noninterest-bearing deposits	$358,802			$302,849

Net interest income and interest rate spread		$12,558	3.92%		$12,161	3.99%
Net interest margin			4.05%			4.09%

No provision for loan losses was made for the fourth quarter of 2016 or 2015. For the year ended December 31, 2016, the provision was a $1.3 million credit provision due to ongoing improvement in the loan portfolio and recognition of a $1.3 million recovery due to the pay-off of a nonperforming loan relationship. The provision for loan losses for the twelve-month period ended December 31, 2015 was $1.2 million.

During the quarter, noninterest income totaled $3.1 million, which was essentially the same as the prior year’s fourth quarter. Noninterest income totaled $16.1 million, an increase of $1.9 million, or 13.0%, compared to 2015.

Noninterest income

(dollars in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Service charges	$1,118	$1,221	$4,832	$4,708
Net gain on sale of securities	(1)	(13)	19	(18)
Net gain on sale of loans	409	218	1,750	1,106
ATM fees	510	502	2,094	1,986
Wealth management fees	689	664	2,678	2,823
Tax refund processing fees	—	—	2,750	2,000
Other	418	554	2,009	1,673

Total noninterest income	$3,143	$3,146	$16,132	$14,278

Service charge income decreased $103 thousand, or 8.4%, for the three-month period, but increased $124 thousand, or 2.6%, for the twelve-month period ended December 31, 2016 compared to 2015. Overdraft charges and consumer service changes were down in both periods while business service charges were up for the twelve-month period, primarily due to a new large customer relationship. Gain on sale of loans increased $191 thousand and $644 thousand for the three and twelve-month periods ended December 31, respectively. The increase in gain on sale of loans for both periods was due to additional volume of loans sold as well as an increase in the premium on loans sold. Wealth management fees increased $25 thousand for the three-month period, but decreased $145 thousand for the twelve-month period. Assets under management have increased $34 million during the year from $397 million at December 31, 2015 to $431 million at December 31, 2016. Average assets under management were $412 million and $422 million for the years ended December 31, 2016 and 2015, respectively. Tax refund processing fees increased $750 thousand in the twelve-month period due to a higher contract fee to compensate for an increase in the volume of refunds processed.

Noninterest expense totaled $10.7 million for the fourth quarter 2016, a decrease of $39 thousand, compared to the prior year’s fourth quarter. Noninterest expense for the full year totaled $43.9 million, an increase of $911 thousand, or 2.1%, when compared to 2015.

Noninterest expense

(dollars in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Salaries, Wages and benefits	$6,270	$5,898	$25,323	$23,630
Net occupancy and equipment	1,174	1,056	4,341	3,919
Contracted data processing	399	429	1,546	1,821
Taxes and assessments	228	396	1,534	1,711
Professional services	445	745	1,895	2,461
Amortization of intangible assets	172	189	699	711
Marketing	119	197	929	1,039
Other	1,895	1,831	7,588	7,652

Total noninterest expense	$10,702	$10,741	$43,855	$42,944

Salaries, wages and benefits expense increased $372 thousand for the fourth quarter and $1.7 million for the twelve-month period ending December 31, 2016. The increases in salaries, wages and benefits expense for both periods were due to an increase in employees, normal merit raises, an increase in incentives and insurance costs. Net occupancy and equipment increased $118 thousand and $422 thousand, respectively for the three-month and twelve-month periods ended December 31 2016, due primarily to repair and maintenance, real estate tax and rent expense. Contracted data processing decreased $275 thousand for the twelve-month period ended December 31, 2016. Professional services decreased $300 thousand and $566 thousand for the three and twelve-month periods ended December 31, 2016. The year-to-date decreases to data processing and professional services were partially due to expenses related to the acquisition of TCNB Financial Corporation in 2015 and partially due to expenses related to our shelf registration. Expenses included in the twelve months ended December 31, 2015 that were acquisition related approximate $390 thousand and those related to the shelf registration approximate $244 thousand.

The twelve-month efficiency ratio was 63.7% during 2016 compared to 67.0% for 2015. The improvement in the efficiency ratio is due to the increase in net interest income, an increase in noninterest income, partially offset by a modest increase in noninterest expense. During 2016 we received approximately $919 thousand in recovered interest income. The effect to the efficiency ratio was an increase of approximately 90 basis points.

Balance Sheet

Total assets increased $62.2 million, or 4.7%, from December 31, 2015 to December 31, 2016, due primarily to loan growth of $54.0 million.

Total loans increased $54.0 million, or 5.4%, from December 31, 2015 to December 31, 2016. The increase in total loans is due to growth in our Commercial Real Estate – Non-owner Occupied, Commercial and Agriculture and Residential Real Estate loan portfolios. The increase in loans is due to the leveraging of existing client relationships and centers of influence, especially in our growing metropolitan markets. The current rate environment has allowed for continued growth in the Residential Real Estate loan balances across Civista’s entire footprint.

End of period loan balances

(dollars in thousands)

	December 31,	December 31,
	2016	2015	$ Change	% Change
Commercial and Agriculture	$135,462	$124,402	$11,060	8.9%
Commercial Real Estate:
Owner Occupied	161,364	167,897	(6,533)	-3.9%
Non-owner Occupied	395,931	348,439	47,492	13.6%
Residential Real Estate	247,308	236,338	10,970	4.6%
Real Estate Construction	56,293	58,898	(2,605)	-4.4%
Farm Real Estate	41,170	46,993	(5,823)	-12.4%
Consumer and Other	17,978	18,560	(582)	-3.1%

Total Loans	$1,055,506	$1,001,527	$53,979	5.4%

Total deposits increased $69.1 million, or 6.6%, from December 31, 2015 to December 31, 2016, due primarily to increases in public fund deposits, business deposits, and both savings and money market deposits.

End of period deposit balances

(dollars in thousands)

	December 31,	December 31,
	2016	2015	$ Change	% Change
Noninterest-bearing demand	$345,588	$300,615	$44,973	15.0%
Interest-bearing demand	183,759	176,303	7,456	4.2%
Savings and money market	384,330	364,067	20,263	5.6%
Time deposits	207,426	211,048	(3,622)	-1.7%

Total Deposits	$1,121,103	$1,052,033	$69,070	6.6%

Federal Home Loan Bank advances decreased $22.7 million or 31.9% from December 31, 2015 to December 31, 2016, primarily due to the increase in deposits.

Total shareholders’ equity increased $12.4 million, or 9.9%, from December 31, 2015 to December 31, 2016 primarily due to increased retained earnings of $14.0 million, offset by a $1.5 million decrease in other comprehensive income.

Asset Quality

The Company recorded net charge-offs of $146 thousand for the fourth quarter of 2016 compared to net charge-offs of $400 thousand for the same period of 2015. Net recoveries for the year were $244 thousand for 2016 compared to net charge-offs of $1.1 million for the same period of 2015.

Allowance for Loan Losses

(dollars in thousands)

	December 31,	December 31,
	2016	2015
Beginning of period	$14,361	$14,268
Charge-offs	(1,826)	(2,049)
Recoveries	2,070	942
Provision	(1,300)	1,200

End of period	$13,305	$14,361

Nonperforming assets at December 31, 2016 were $11.7 million, a $1.6 million decrease from December 31, 2015.

Non-performing Assets

(dollars in thousands)

	December 31,	December 31,
	2016	2015
Non-accrual loans	$7,518	$9,890
Restructured loans	4,180	3,294

Total non-performing loans	11,698	13,184
Other Real Estate Owned	37	116

Total non-performing assets	$11,735	$13,300

Mr. Miller continued, “In addition to growing loans and increasing our mortgage loan production, we were once again successful at improving asset quality. Non-performing assets decreased 11.8%. Asset quality has returned to pre-recession levels as the ratio of non-performing assets to assets is now at 0.85%.”

Civista Bancshares, Inc. is a $1.4 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities

Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
Interest income	13,407	12,976	53,567	50,701
Interest expense	849	815	3,308	3,309

Net interest income	12,558	12,161	50,259	47,392
Provision for loan losses	—	—	(1,300)	1,200

Net interest income after provision	12,558	12,161	51,559	46,192
Noninterest income	3,143	3,146	16,132	14,278
Noninterest expense	10,702	10,741	43,855	42,944

Income before taxes	4,999	4,566	23,836	17,526
Income tax expense	1,368	1,367	6,619	4,781

Net income	3,631	3,199	17,217	12,745
Preferred stock dividends	345	391	1,501	1,577

Net income available to common shareholders	3,286	2,808	15,716	11,168

Dividends per common share	$0.06	$0.05	$0.22	$0.20

Earnings per common share,
basic	$0.40	$0.36	$1.96	$1.43
diluted	$0.33	$0.29	$1.57	$1.17

Average shares outstanding,
basic	8,274,166	7,843,578	8,010,650	7,822,369
diluted	10,964,108	10,921,823	10,951,212	10,918,335

Selected financial ratios:
Return on average assets	1.05%	0.97%	1.19%	0.95%
Return on average equity	10.49%	10.23%	12.90%	10.59%
Dividend payout ratio	13.67%	12.26%	10.24%	12.28%
Net interest margin (tax equivalent)	4.05%	4.09%	3.93%	3.96%

Selected Balance Sheet Items

	December 31, 2016	December 31, 2015
	(unaudited)	(unaudited)
Cash and due from financial institutions	$36,695	$35,561
Investment securities	195,864	196,249
Loans held for sale	2,268	2,698
Loans	1,055,506	1,001,527
Less allowance for loan losses	13,305	14,361

Net loans	1,042,201	987,166
Other securities	14,055	13,452
Fixed assets	18,122	16,944
Goodwill and other intangibles	28,879	29,504
Bank owned life insurance	24,552	20,104
Other assets	14,627	13,363

Total assets	$1,377,263	$1,315,041

Total deposits	$1,121,103	$1,052,033
Federal Home Loan Bank advances	48,500	71,200
Securities sold under agreements to repurchase	28,925	25,040
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	11,692	12,168
Total shareholders’ equity	137,616	125,173

Total liabilities and shareholders’ equity	$1,377,263	$1,315,041

Shares outstanding at period end	8,345,067	7,843,578

Book value per share	$14.22	$13.12
Equity to asset ratio	9.99%	9.52%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.26%	1.43%
Non-performing assets to total assets	0.85%	1.01%
Allowance for loan losses to non-performing loans	113.74%	108.93%

Non-performing asset analysis
Nonaccrual loans	$7,518	$9,890
Troubled debt restructurings	4,180	3,294
Other real estate owned	37	116

Total	$11,735	$13,300

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Twelve Months Ended December 31,
	2016			2015
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans	$1,025,908	$47,186	4.60%	$981,475	$44,784	4.57%
Taxable securities	137,179	3,319	2.47%	139,762	3,232	2.31%
Non-taxable securities	76,317	2,666	5.61%	71,674	2,583	5.70%
Interest-bearing deposits in other banks	82,225	396	0.48%	44,647	102	0.23%

Total interest-earning assets	$1,321,629	53,567	4.18%	$1,237,558	50,701	4.23%

Noninterest-earning assets:
Cash and due from financial institutions	49,888			34,616
Premises and equipment, net	17,101			16,081
Accrued interest receivable	4,432			4,476
Intangible assets	29,213			28,568
Other assets	10,230			10,181
Bank owned life insurance	23,449			19,854
Less allowance for loan losses	(14,225)			(14,689)

Total Assets	$1,441,717			$1,336,645

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$566,589	$470	0.08%	$543,986	$422	0.08%
Time	209,093	1,526	0.73%	223,099	1,665	0.75%
FHLB	28,081	405	1.44%	45,551	442	0.97%
Federal funds purchased	116	1	0.86%	68	—	0.00%
Subordinated debentures	29,427	884	3.00%	29,427	760	2.58%
Repurchase agreements	21,767	22	0.10%	20,086	20	0.10%

Total interest-bearing liabilities	$855,073	3,308	0.39%	$862,217	3,309	0.38%

Noninterest-bearing deposits	434,601			340,360
Other liabilities	18,598			13,718
Shareholders’ equity	133,445			120,350

Total Liabilities and Shareholders’ Equity	$1,441,717			$1,336,645

Net interest income and interest rate spread		$50,259	3.79%		$47,392	3.84%

Net interest margin			3.93%			3.96%

*	- All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended December 31,
	2016			2015
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans	$1,044,121	$11,875	4.53%	$996,861	$11,513	4.59%
Taxable securities	133,617	825	2.49%	138,131	793	2.32%
Non-taxable securities	77,841	687	5.55%	74,332	666	5.62%
Interest-bearing deposits in other banks	19,349	20	0.41%	9,473	4	0.17%

Total interest-earning assets	$1,274,928	13,407	4.31%	$1,218,797	12,976	4.36%

Noninterest-earning assets:
Cash and due from financial institutions	23,159			22,414
Premises and equipment, net	17,820			16,895
Accrued interest receivable	4,935			5,113
Intangible assets	28,985			29,622
Other assets	10,958			9,598
Bank owned life insurance	24,456			20,028
Less allowance for loan losses	(13,359)			(14,726)

Total Assets	$1,371,882			$1,307,741

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$572,092	$126	0.08%	$542,255	$107	0.08%
Time	216,457	390	0.72%	214,167	392	0.73%
FHLB	19,589	93	1.89%	59,289	116	0.78%
Subordinated debentures	29,427	234	3.16%	29,427	195	2.63%
Repurchase agreements	23,996	6	0.10%	22,765	5	0.09%

Total interest-bearing liabilities	$861,561	849	0.39%	$867,903	815	0.37%

Noninterest-bearing deposits	358,802			302,849
Other liabilities	13,802			12,964
Shareholders’ equity	137,717			124,025

Total Liabilities and Shareholders’ Equity	$1,371,882			$1,307,741

Net interest income and interest rate spread		$12,558	3.92%		$12,161	3.99%

Net interest margin			4.05%			4.09%

*	- All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Assets
Cash and due from banks	$36,695	$33,229	$41,772	$214,407	$35,561
Securities available for sale	195,864	200,967	200,643	201,786	196,249
Loans held for sale	2,268	2,827	5,167	2,193	2,698
Loans	1,055,506	1,046,967	1,028,922	1,005,803	1,001,527
Allowance for loan losses	(13,305)	(13,451)	(14,547)	(14,433)	(14,361)

Net Loans	1,042,201	1,033,516	1,014,375	991,370	987,166
Other securities	14,055	13,926	13,734	13,550	13,452
Fixed assets	18,122	17,340	16,711	16,773	16,944
Goodwill and other intangibles	28,879	29,038	29,186	29,337	29,504
Bank owned life insurance	24,552	24,404	24,255	23,218	20,104
Other assets	14,627	17,033	14,068	14,262	13,363

Total Assets	$1,377,263	$1,372,280	$1,359,911	$1,506,896	$1,315,041

Liabilities
Total deposits	$1,121,103	$1,134,153	$1,115,007	$1,279,780	$1,052,033
Federal Home Loan Bank advances	48,500	35,000	47,300	17,500	71,200
Securities sold under agreement to repurchase	28,925	21,713	17,725	24,272	25,040
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	11,692	13,678	14,249	25,377	12,168

Total liabilities	1,239,647	1,233,971	1,223,708	1,376,356	1,189,868

Shareholders’ Equity
Preferred shares, Series B	18,950	19,776	22,124	22,273	22,273
Common stock	118,975	118,126	115,750	115,442	115,330
Accumulated earnings	19,263	16,471	13,640	9,242	5,300
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	(2,337)	1,171	1,924	818	(495)

Total shareholders’ equity	137,616	138,309	136,203	130,540	125,173

Total Liabilities and Shareholders’ Equity	$1,377,263	$1,372,280	$1,359,911	$1,506,896	$1,315,041

Quarterly Average Balances
Assets:
Earning assets	$1,274,928	$1,271,069	$1,301,101	$1,440,453	$1,218,797
Securities	211,458	215,470	215,059	211,995	212,463
Loans	1,044,121	1,042,721	1,015,687	1,000,720	996,861
Liabilities and Shareholders’ Equity
Total deposits	$1,147,351	$1,130,181	$1,191,298	$1,373,875	$1,059,271
Interest-bearing deposits	788,549	782,269	765,908	765,790	756,422
Interest-bearing liabilities	73,012	84,389	68,445	91,724	111,481
Total shareholders’ equity	137,717	136,737	132,267	126,976	124,025

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Income statement	2016	2016	2016	2016	2015
Total interest income	$13,407	$13,370	$13,739	$13,053	$12,976
Total interest expense	849	844	799	818	815

Net interest income	12,558	12,526	12,940	12,235	12,161
Provision for loan losses	—	—	(1,300)	—	—
Noninterest income	3,143	3,653	4,075	5,260	3,146
Noninterest expense	10,702	11,195	11,050	10,907	10,741

Income before taxes	4,999	4,984	7,265	6,588	4,566
Income tax expense	1,368	1,304	2,084	1,863	1,367

Net income	3,631	3,680	5,181	4,725	3,199
Preferred stock dividends	345	374	391	391	391

Net income available to common shareholders	$3,286	$3,306	$4,790	$4,334	$2,808

Common shares dividend paid	$495	$474	$392	$392	$392

Per share data
Basic net income per common share	$0.40	$0.41	$0.61	$0.55	$0.36
Diluted net income per common share	0.33	0.34	0.47	0.43	0.29
Dividends per common share	0.06	0.06	0.05	0.05	0.05
Average common shares outstanding - basic	8,274,166	8,042,422	7,877,119	7,845,768	7,843,578
Average common shares outstanding - diluted	10,964,108	10,965,031	10,951,521	10,924,013	10,921,823

Asset quality
Allowance for loan losses, beginning of period	$13,451	$14,547	$14,433	$14,361	$14,760
Charge-offs	(287)	(1,183)	(230)	(126)	(525)
Recoveries	141	87	1,644	198	126
Provision	—	—	(1,300)	—	—

Allowance for loan losses, end of period	$13,305	$13,451	$14,547	$14,433	$14,361

Ratios
Allowance to total loans	1.26%	1.28%	1.41%	1.43%	1.43%
Allowance to nonperforming assets	113.38%	102.71%	105.20%	93.12%	107.98%
Allowance to nonperforming loans	113.74%	103.21%	106.02%	93.46%	108.93%

Nonperforming assets
Nonperforming loans	$11,698	$13,033	$13,721	$15,443	$13,184
Other real estate owned	37	62	107	56	116

Total nonperforming assets	$11,735	$13,095	$13,828	$15,499	$13,300

Capital and liquidity
Tier 1 leverage ratio	10.55%	10.38%	9.85%	8.24%	9.96%
Tier 1 risk-based capital ratio	12.98%	12.84%	12.76%	12.52%	12.70%
Total risk-based capital ratio	14.20%	14.08%	14.01%	13.77%	13.96%
Tangible common equity ratio	6.66%	6.66%	6.38%	5.34%	5.71%